                                                                     EXHIBIT 3.5

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       of

                          HEP LOGISTICS HOLDINGS, L.P.


         This Certificate of Limited Partnership, dated March 8, 2004, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

         1. NAME. The name of the limited partnership is "HEP Logistics Holdings, L.P."

         2. REGISTERED OFFICE; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

            The Corporation Trust Company
            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware 19801.

         3. GENERAL PARTNER. The name and the business, residence or mailing address of the general partner are:

            Holly Logistic Services, L.L.C.
            100 Crescent Court
            Suite 1600
            Dallas, Texas 75201.


         EXECUTED as of the date written first above.

                                             HOLLY LOGISTIC SERVICES, L.L.C.
                                             Its General Partner

                                             BY: /s/ STEPHEN J. MCDONNELL
                                                --------------------------------
                                                Stephen J. McDonnell
                                                Authorized Person